Exhibit 99B.16.A

                           PERSONAL TRADING GUIDELINES
                                       for
                           PERKINS CAPITAL MANAGEMENT
                                   relating to
           THE PERKINS OPPORTUNITY FUND and THE PERKINS DISCOVERY FUND

                             Revised August 31, 2000

The purpose of these Guidelines (and the trading policies which they summarize) is to minimize conflicts of interest (including the appearance of such conflicts) between officers and employees of Perkins Capital Management, Inc. ("PCM") and the Perkins Opportunity Fund and the Perkins Discovery Fund (the "Funds"). These Guidelines supplement PCM's compliance procedures. PCM will follow these guidelines instead of the official Code of Ethics for the Professionally Managed Portfolios.

These Guidelines are not intended to prohibit conscientious professionals from making responsible personal investment decisions within the boundaries reasonably necessary to protect fiduciary relationships owed to the Funds. To that end, these Guidelines are designed to encourage investment in a manner that is consistent with the fiduciary relationship that exists between PCM and the Funds.

1.   DEFINITIONS.

     Listed below are definitions for some of the terms used in these Guidelines.

ACCESS         (i) any director, officer, general partner or Advisory Person of
PERSON         PCM.

ADVISORY       (i) any employee of PCM (or of any company in a Control
PERSON         relationship to PCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Funds, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a Control relationship to PCM who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of Covered Securities by the Funds.

BENEFICIAL     a direct or indirect "pecuniary interest" (as defined in
OWNERSHIP      subparagraph (a)(2) of rule 16a-1 under the Securities Exchange
               (the "1934 Act") that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a Security. While the definition of "pecuniary interest" in subparagraph (a)(2) of rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a Security. An Access Person is presumed to have Beneficial Ownership of certain family member's accounts.

CONTROL The power to exercise a controlling interest over the management or policies of a company, unless such power is solely the result of an official position. Any person is presumed to "Control" a company if that person owns, directly or indirectly through one or more Controlled companies, more than 25% of the voting securities of a company. Despite this presumption, a person may not be a Control person if facts, other than security ownership, demonstrate that such person does riot have a controlling interest. Similarly, persons owning less than 25% of the voting securities of a company may be deemed to have "Control" depending upon the facts and circumstances.

COVERED        Includes any Security (see below) but does not include (i) direct
SECURITY       obligations of the Government of the United States; (ii) bankers'
               acceptances, bank certificates of deposit, commercial paper
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               and high quality short-term debt instruments, including
               repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds).

INITIAL        an offering of Securities registered under the Securities Act of
PUBLIC         1933 ("Securities Act"), the issuer of which, immediately before
OFFERING       the registration was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

INVESTMENT     (i) any employee of PCM (or of any company in a Control
PERSONNEL      relationship who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Funds; and
               (ii) any natural person who Controls PCM and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of Securities by the Funds.

LIMITED        An offering that is exempt from registration under the Securities
OFFERING       Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule
               504, Rule 505, or Rule 506 under the Securities Act.

PURCHASE OR    Includes, among other things, the writing of an option to
SALE OF A      purchase or sell a Covered Security.
COVERED
SECURITY

SECURITY Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD  (i) any Covered Security which, within the most recent 15 days:
OR TO BE       (a) is or has been held by the Fund; or (b) is being or has been
ACQUIRED BY    considered by the Fund or PCM for purchase by the Fund; and (ii)
A FUND         any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs
               (i)(a) or (i)(b),above.

2.   WHO IS COVERED.

     These Guidelines apply to all Access Persons, Access Persons' immediate family (i.e., husband, wife, and children who are direct dependents of an Access Person) and accounts in which an Access Person or members of his or her family have a beneficial interest.

3.   PROHIBITIONS AGAINST FRAUDULENT ACTIVITY.

     As a general matter, it is a violation of federal law and the policies of PCM for any of their personnel to engage in any act, practice, or course of business in connection with the purchase or sale of any Security held or to be acquired or sold by any advisory client which violates any of the United States Securities and Exchange Commission's rules designed to prevent fraudulent, deceptive, or manipulative acts. For example, Rule 17j-1 makes it unlawful for any affiliated person of PCM in connection with the purchase or sale directly or indirectly, by the person of a Security Held or to be Acquired by the Funds to:

     a.   employ any device, scheme or artifice to defraud a Fund;

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     b.   make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

     c. to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

     d.   to engage in any manipulative practice with respect to a Fund.

4.   INDIVIDUAL SECURITIES - BLACKOUT PERIODS.

     No purchases and sales (including short sales) of an individual Security (except US. Government securities), including related securities such as options, warrants or convertible preferred securities, may be made by an Access Person if he or she is aware that a Security of the same issuer is recommended for purchase of sale by a Fund. If a Fund is engaged in a buy or sell program or has recently purchased or sold a Security, the same Security (and any related Security) cannot be purchased or sold by an Access Person until the business day following the completion of all Fund transactions. However, Access Persons may participate with a Fund in a bunched transaction if such participation would not adversely affect the terms received by the Fund.

5.   LIMITED OFFERINGS, RESTRICTED SECURITIES.

     Investments in Limited Offerings and other individual securities that are not generally available to the public may present conflicts of interest even though such securities may not be currently eligible for acquisition by a Fund. All Investment Personnel are prohibited from, directly or indirectly acquiring Beneficial Ownership in any Security in a Limited Offering, without the express prior approval of a compliance person of PCM ("Compliance Person"). If Access Persons own privately-placed or restricted securities of an issuer (which are not tradeable under a subsequent registration or Rule 144), a Fund may not subsequently invest in the securities of the same issuer without prior authorization from a financially disinterested Compliance Person:

6.   NO "HOT ISSUES".

     No Access Person shall acquire any security in an Initial Public Offering ("IPO") that is a "hot issue" and which a Fund is also purchasing. Investment Personnel must obtain approval from a Compliance Person before directly or indirectly acquiring any Beneficial Ownership in Securities in an IPO.

7.   TRADING VS. INVESTMENT.

     Trading by Access Persons, as distinct from INVESTMENT, is prohibited in Securities which are owned by the Funds. If a Security (or related security) owned by an Access Person is also owned by a Fund, or if an Access Person acquires a Security held by a Fund, the Access Person will normally be expected to hold that Security for at least thirty days. However: (1) if the Fund's entire Security position is being sold, the Access Person can participate with the Fund in a bunched transaction provided the Access Person's participation does not adversely affect the price received by the Fund; (2) if the Fund's entire Security position is being sold, the Access Person can subsequently liquidate his or her position on the business day following completion of the Fund's transaction; (3) "hedge funds," as identified by a Compliance Person, are exempt from this Guideline; however, trading by any hedge fund will be closely reviewed by a Compliance Person.

8.   ACCESS PERSON REPORTS.

     All Access Persons are required to submit the following reports ("Reports") to a Compliance Person for themselves and any immediate family member residing at the same address. Access Persons should arrange to have duplicate copies of

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all brokerage statements and transaction confirmations sent directly to the
Compliance Person on a timely basis. (See Appendix 2 for the form of an Authorization Letter).

     A.   Initial Holdings Report.

     Within ten days of beginning employment, each Access Person must report the following information:

          (a) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

          (b) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person; and

          (c)  The date the Report is submitted by the Access Person.

     A form of the INITIAL HOLDINGS REPORT is attached as Appendix 3.

     B.   Quarterly Transaction Reports.

     Within ten days of the end of each calendar quarter, each Access Person must report the following information:

          (a) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii) The price of the Covered Security at which the transaction was effected;

               (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (v)   The date that the Report is submitted by the Access Person.

          (b) With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (i) The name of the broker, dealer or bank with whom the Access Person established the account;

               (ii)  The date the account was established; and

               (iii) the date that the Report is submitted by the Access Person.

     A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 4.

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     C.   ANNUAL HOLDINGS REPORTS.

     Each year, each Access Person must report the following information:

          (a) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          (b) The name of any broker, dealer, or bank with whom the Access Person maintains an account in which any Securities were held for the direct or indirect benefit of the Access Person; and

          (c)  The date the Report is submitted by the Access Person.

     A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 5:

     Alternatively, Access Persons can meet the reporting requirements of Sections 8.A-8.C of these Guidelines by arranging to have duplicate copies of all brokerage statements and transaction confirmations sent to PCM's operations department where initial holdings and subsequent transactions will be entered on an ongoing basis onto PCM's portfolio accounting system ("Advent-AXYS"). Advent-AXYS maintains an ongoing record of all securities transactions, holdings and brokers. PCM's Compliance Person will run at least initial, quarterly and annual transaction reports from Advent-AXYS ("Advent-AXYS Reports") that contain all of the information required to be contained in the Reports described in Sections 8.A-8.C of these Guidelines. Notice of any new brokerage accounts that are set up on Advent-AXYS during the quarter must be given to the Compliance Person. Such notice must contain all of the information found in Item 2 of attached Appendix 4.

9.   SPECIAL PROCEDURES FOR DIRECTORSHIPS.

     No Access Person may serve on the board of directors for any private or public operating company whose Securities are owned by a Fund without prior written permission from a Compliance Person. No Securities of a company of which an Access Person is a director shall be acquired by a Fund without the prior written permission of a Compliance Person.

     Directorships are generally discouraged because of their potential for creating conflicts of interest. Access Persons should also restrict their activities on advisory committees or shareholder/creditor committees. Access Persons serving on boards or committees of operating companies may obtain material non-public information in connection with their directorship or position on a committee that would effectively preclude the investment freedom that would otherwise be available to PCM as investment adviser to the Funds. For this reason, PCM shall institute affirmative conflict of interest safeguards whenever an Access Person serves on the board of directors of a committee of a company in which the Funds may invest, as follows:

     A. The Access Person-director shall not share non-public information about the company with other PCM personnel or participate in any investment decisions relating to the Securities of the company for a Fund.

     B. When an Access Person serves as the director of a company whose Securities are owned by a Fund:

          (a) The position shall be reviewed quarterly by a Compliance Person of PCM who does not sit on the board. The Compliance Person will question any change in the position since the last report and whether retention bf the current position or liquidation of some or all of the position is anticipated during the current quarter.

          (b) Additional Securities of the company shall not be acquired except through routine corporate actions (E.G., dividend or stock split).

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          (c)  The position will be considered illiquid.

          (d) Action on any proxy during a quarter will be reported to a Compliance Person as part of the regular Quarterly Transaction Report for this security.

10.  MATERIAL NON-PUBLIC INFORMATION.

     No Access Person may purchase or sell securities on the basis of material non-public information.

11.  NO SPECIAL FAVORS.

     No Access Person may purchase or sell securities in reciprocity for allocating a Fund's brokerage, buying securities in a Fund, or any other business dealings with a third-party for a Fund. Information on or access to personal investments as a favor for doing business on behalf of a Fund - regardless of what form a favor takes - is strictly prohibited.

12. ADMINISTRATION OF THE CODE OF ETHICS - REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

     A. PCM will use reasonable diligence and institute policies and procedures reasonably necessary to prevent Access Persons from violating these Guidelines. PCM will certify to the Professionally Managed Portfolios' Board of Trustees ("Board") that it has instituted such policies and procedures at the time that these Guidelines are submitted to the Board for approval.

     B. PCM will notify the Board immediately of any material changes to these Guidelines.

     C. A Compliance Person will circulate these Guidelines and receive an acknowledgement from each Access Person that the Guidelines have been read and understood. In addition, at the time that any new Access Person commences employment at PCM, a Compliance Person will distribute these Guidelines and obtain acknowledgment from the new Access Person that the Guidelines have been read and understood.

     D. The Compliance Person to which Reports are required to be made must identify all Access Persons who are required to make Reports and inform those Access Persons of their reporting obligation.

     E. A Compliance Person shall compare all Reports or Advent-AXYS Reports with portfolio transactions of the Funds to determine whether a possible violation of these Guidelines and/or other applicable trading policies and procedures may have occurred. No Access Person shall review his or her own Reports. Each Compliance Person shall appoint an alternate to review his or her own Reports if the Compliance Person is also an Access Person.

     F. On an annual basis, a Compliance Person shall prepare a written report describing any issues arising under these Guidelines or procedures, including information about any material violations of these Guidelines or its underlying procedures and any sanctions imposed due to such violations and submit the information for review by the Board;

     G. On an annual basis, PCM shall certify to the Board that it has adopted procedures reasonably necessary to prevent Access Persons from violating these guidelines; and,

     H. On an annual basis, each Access Person shall certify that they have received, read, and understood the provisions of these Guidelines, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of these Guidelines. Such

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          certification shall also include a statement that the Access Person has disclosed or reported all brokerage accounts and all personal transactions in securities that are required to be disclosed or reported pursuant to the requirements of these Guidelines. If the Access Person has relied on any Advent AXYS Reports in place of a particular Report described in Sections 8.A-8.C of these Guidelines, the Access Person must also certify that it has reviewed such Advent AXYS Reports, that they are accurate and contain all information required to be contained in the Report that the Advent-AXYS Reports are replacing. All such certifications must be signed and dated.

13.  RECORDKEEPING.

     PCM will comply with the recordkeeping requirements of Rule 17j-1(d) under the 1940 Act, which includes maintaining:

     A. a copy of these Guidelines and any other Trading Guidelines or Code of Ethics which is, or at any time within the past five years has been in effect;

     B. records of any violations of these Guidelines and actions taken as a result of each violation for at least five years after the end of the fiscal year in which the violation occurs;

     C. copies of each Report made under these' Guidelines for at least five years after the end of the fiscal year in which the Report is made, the first two years in an easily accessible place;

     D. a list of all persons who are, or have been, required to make Reports pursuant to these Guidelines and all persons who were responsible for reviewing the Reports;

     E. a copy of each report submitted pursuant to Section 12.F, Section 12.G and Section 12.H of these Guidelines for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place; and

     F. a record of any decision and the reasons supporting the decision to approve the acquisition by Investment Personnel of IPO's and Limited Offerings for at least five years after the end of the fiscal year in which the approval is granted.

14.  EXCEPTIONS.

     Exceptions to the procedures and requirements contained in these Guidelines will be permitted only in highly unusual circumstances. Any exception must be documented and approved by a Compliance Person.

15.  SANCTIONS.

     As to any material violation of these Guidelines, PCM may institute sanctions. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.

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                                   Appendix 1
                 List of Access Persons and Investment Personnel

--------------------------------------------------------------------------------
                                     Acknowledgement of
                                     Receipt of Trading      Is this Person also
                                     Guidelines and Date        an Investment
Name               Title                  Received                Personnel?
--------------------------------------------------------------------------------










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                          Form of Authorization Letter

                                      Date

Name of Broker
Address

     Re: Brokerage Statements of [name of employee]

Ladies and Gentlemen:

     The above referenced person is an employee of Perkins Capital Management, Inc. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

               [Compliance Officer]
               Perkins Capital Management, Inc.
               [Address]

     Should you have any questions, please contact the undersigned at [number].

                                        Very truly yours,



AUTHORIZATION:

     I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

               Signature:
               Name:
               SSN:
               Account Number:

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                                   Appendix 3
                             Initial Holdings Report
                    (complete within ten days of employment)
                                Date: ___________

1.   HOLDINGS

--------------------------------------------------------------------------------
                                      Number of
Name of Covered Security               Shares                Value of Security
--------------------------------------------------------------------------------










2.   BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
 Name of Institution and                                  Have you requested
  Account Holders' Name               Account           duplicate statements and
(i.e., you, spouse, child)             Number           brokerage confirmations?
--------------------------------------------------------------------------------










Reviewed:
          (compliance person signature)

Date:

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                                   Appendix 4
                          Quarterly Transaction Report
                    (complete within ten days of the quarter)
                                 Date: ________

 Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements if all the brokerage statements contain all the information required to be included in this Report

1.   TRANSACTIONS

--------------------------------------------------------------------------------
                                           Nature of
Name of Covered              Number       Transaction      Purchase    Date of
   Security       Broker   of Shares   (I.E., BUY, SALE)    Price    Transaction
--------------------------------------------------------------------------------










2.   BROKERAGE ACCOUNTS OPENED DURING QUARTER

--------------------------------------------------------------------------------
 Name of Institution and                Account            Have you requested
  Account Holders' Name                Number and       duplicate statements and
(i.e., you, spouse, child)            Date Opened       brokerage confirmations?
--------------------------------------------------------------------------------










Reviewed:
          (compliance person signature)

Date:

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                                   Appendix 5
                             Annual Holdings Report
                (to be completed within thirty days of each year)
                                 Date: ________

1.   HOLDINGS

--------------------------------------------------------------------------------
Name of Covered Security         Number of Shares              Value of Security
--------------------------------------------------------------------------------










2.   BROKERAGE ACCOUNTS

--------------------------------------------------------------------------------
 Name of Institution and               Account             Have you requested
  Account Holders' Name              Number and         duplicate statements and
(i.e., you, spouse, child)           Date Opened        brokerage confirmations?
--------------------------------------------------------------------------------










Reviewed:
          (compliance person signature)

Date:

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